UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (date of earliest event reported): December 12, 2018

                        ESPORTS ENTERTAINMENT GROUP, INC.
                        ---------------------------------
                 (Name of Small Business Issuer in its charter)

       Nevada                      000-55954             26-3062752
  ------------------           -----------------        --------------
  (State of incorporation)    (Commission File No.)       (IRS Employer
                                                        Identification No.)

                        Commercial Centre, Jolly Harbour
                         St. Mary's, Antigua and Barbuda
                     ---------------------------------------
                    (Address of principal executive offices)

      Registrant's telephone number, including area code: (905) 580-2978

                 ----------------------------------------------
          (Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b)

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-14c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (ss.203.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (ss.204.12b-2 of this chapter.

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

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Item 1.01.    Entry Into a Material Definitive Agreement.

      See Item 2.03 of this report.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     On December 12, 2018 the Company sold senior secured convertible promissory notes in the principal amount of $286,000 to two private investors. The Company received gross proceeds of $260,000 from the sale of the Notes, after original issue discounts of $26,000. The Notes bear interest at 5% per year and are secured by all of the Company's assets. The Notes mature on December 12, 2019 and are convertible into shares of the Company's common stock, initially at a conversion price of $0.60 per share, subject to adjustment.

     Events of Default under the Notes include, but are not limited to, the following:

     o any default in the payment of the principal amount of the Notes or interest, late fees, liquidated damages and other amounts owing to the Note Holders;

     o any representation or warranty made in the Notes or any other documents relating to the Notes (the "Transaction Documents") becomes untrue or incorrect in any material aspect;

     o the Company fails to observe or perform any covenant or agreement contained in the Notes or the Transaction Documents;

     o the Company's common stock is not eligible for listing or quotation for trading on a trading market and will not be eligible to resume listing or quotation for trading within 10 trading days;

     o the Company fails for any reason, except if caused by the action or inaction of a Note Holder, to deliver certificates to a Note Holder prior to the second trading day after a conversion notice is delivered to the Company.

     If an Event of Default occurs, the outstanding principal amount of the Notes, plus accrued but unpaid interest, liquidated damages and other amounts owing with respect to the Notes will become, at the Note holders' election, immediately due and payable in cash at the Mandatory Default Amount. The Mandatory Default Amount is the sum of 130% of the outstanding principal amount of the Notes plus accrued and unpaid interest, including default interest of 18% per year, and all other amounts, costs, expenses and liquidated damages due in respect of the Notes.

     The Note holders also received warrants which allow the Note holders to purchase up to 476,666 shares of the Company's common stock. The warrants are initially exercisable at a price of $0.75 per share, subject to adjustment, and expire on December 12, 2021.


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


     The Placement Agent for the offering received cash compensation of $20,800 and warrants to purchase 95,333 shares of the Company's common stock, at an initial exercise price of $0.75 per share, subject to adjustment ("Agent Warrants"). The Agent Warrants may be exercised on a "cashless" basis and will expire on December 12, 2023.

     The Company relied upon the exemption provided by Section 4(a)(2) of the Securities Act of 1933 and Rule 506(b) of the Securities and Exchange Commission in connection with sale of the notes and warrants. The persons who acquired these securities were accredited and sophisticated investors and were provided full information regarding the Company's operations. There was no general solicitation in connection with the offer or sale of these securities. The persons who acquired the securities acquired them for their own accounts. The certificates representing the securities bear a restricted legend providing that they cannot be sold except pursuant to an effective registration statement or an exemption from registration.

     The foregoing description is qualified in its entirety by reference to the full text of the Securities Purchase Agreement, the Senior Secured Convertible Note, the Warrant, the Security Agreement, the Pledge Agreement and the Subsidiary Guarantee, which have been filed as Exhibits 10.1, 10.2, 10.3, 10.4,
10.5 and 10.6, respectively, to a Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 15, 2018 and are incorporated in this Form 8-K by reference.

Item 3.02.  Unregistered Sales of Equity Securities.

      See Item 2.03 of this report.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
No.       Exhibit
-------   -------

10.1      Form of Securities Purchase Agreement (1)
10.2      Form of Senior Secured Convertible Note (1)
10.3      Form of Warrant (1)
10.4      Form of Security Agreement (1)
10.5      Form of Pledge Agreement (1)
10.6      Form of Subsidiary Guarantee (1)

(1) Incorporated by reference to the same exhibit filed with the Company's 8-K report filed with the Securities and Exchange Commission on November 15, 2018.


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


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  December 13, 2018            ESPORTS ENTERTAINMENT GROUP, INC.


                                    By: /s/ Grant Johnson
                                        ---------------------
                                        Grant Johnson
                                        Principal Executive Officer





















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